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                                 EXHIBIT 99.2

                       BOETTCHER PENSION INVESTORS, LTD.
                            (A Limited Partnership)

                            Statement of Operations
           For the Period from November 1, 1997 through June 11, 1998
                                  (Unaudited)
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Revenue:
     Rental income                                                    $  231,627
     Tenant reimbursement and other income                                33,535
     Interest income                                                      24,710
                                                                      ----------
                                                                         289,872

Expenses:
     Interest                                                            134,661
     Property taxes                                                       16,835
     Fees and reimbursements to managing general partner                   4,815
     Other management fees                                                13,122
     Repairs and maintenance                                              12,610
     Utilities                                                             8,801
     General and administrative                                           61,903
     Environmental                                                        11,322
                                                                      ----------
                                                                         264,069

          Earnings from operations                                        25,803

     Gain on sale of real estate investment                            2,135,338
                                                                      ----------

          Net earnings                                                $2,161,141
                                                                      ==========

Net earnings per limited partnership unit, using the weighted average
 units outstanding of 10,717                                             $201.66
                                                                      ==========

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